UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 7, 2017

MELINTA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35405	45-4440364
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 George Street, Suite 301, New Haven, CT	06511
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 767-0291

Cempra, Inc.

6320 Quadrangle Drive, Suite 360

Chapel Hill, NC 27517

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 4.01 Changes in the Registrant’s Certifying Accountant.

On November 7, 2017, PricewaterhouseCoopers LLP (“PwC”), was dismissed as the independent registered public accounting firm of Melinta Therapeutics, Inc. (the “Company”), formerly known as Cempra, Inc. (“Cempra”). Effective November 7, 2017, subject to final client acceptance procedures, Deloitte & Touche LLP (“Deloitte”) has been appointed as the Company’s new independent registered public accounting firm. The dismissal of PwC and approval of the appointment of Deloitte as the Company’s independent registered public accounting firm was approved by the Audit Committee of the Board of Directors of the Company. The dismissal of PwC and appointment of Deloitte was done in connection with the closing of the transactions contemplated by that certain Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated as of August 8, 2017, as amended on each of September 6, 2017 and October 24, 2017, by and among the Company and the other parties thereto, as was previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 3, 2017. For accounting purposes, the merger contemplated by the Merger Agreement is treated as a reverse acquisition and, as such, the historical financial statements of the accounting acquirer (the target company formerly known as Melinta Therapeutics, Inc.), which have been audited by Deloitte for the fiscal years ended December 31, 2014, 2015 and 2016, have become the historical financial statements of the Company.

PwC’s audit report on Cempra’s financial statements for the fiscal years ended December 31, 2015 and 2016, did not contain an adverse opinion or disclaimer of opinion, nor was it qualified as to audit scope or accounting principles. During the fiscal years ended December 31, 2015 and 2016 and the subsequent interim period through November 7, 2017, (a) there were no “disagreements” (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between Cempra and PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to PwC’s satisfaction, would have caused PwC to make reference in connection with PwC’s opinion to the subject matter of the disagreement; and (b) there were no “reportable events” as the term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided PwC with a copy of the disclosures it is making in this Report and has requested that PwC furnish it with a letter addressed to the Securities and Exchange Commission stating whether they agree with the above statements. The letter is filed as Exhibit 16.1 to this Report.

During the two most recent fiscal years and the interim periods preceding the engagement, and through the date of this Report, neither the Company nor anyone on its behalf has previously consulted with Deloitte regarding either (a) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

16.1	Letter from PwC dated November 9, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2017	Melinta Therapeutics, Inc.

	By:	/s/ Paul Estrem
Paul Estrem
Chief Financial Officer